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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67182 of Sports Resorts International, Inc. (formerly The Colonel's International, Inc.) on Form S-2 of our reports dated March 30, 2001, included in the Annual Report on Form 10-K of the Colonel's International, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Ann Arbor, Michigan
August 29, 2001